Exhibit 99.1

Leslie’s, Inc. Announces Second Quarter 2026 Financial Results

Sales increase of 4.3% and Comparable sales increase of 6.6%

Achieved 8% customer count growth year-over-year

Company reiterates full year guidance

PHOENIX – May 13, 2026 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the fiscal second quarter 2026.

“Our comprehensive transformation plan delivered measurable results in the second quarter as we position Leslie’s for sustainable profitable growth. Second quarter performance demonstrated the effectiveness of our strategic initiatives, with revenue growth of 4.3%, comparable sales increase of 6.6% and total customer count growth of 8% year-over-year. The early success of our ‘Price Drop’ initiative, launched in March, drove strong transaction growth and customer engagement in the quarter. Importantly, we have funded our price investments through controlled spending and successful cost optimization efforts supporting gross margin expansion in the quarter.” said Jason McDonell, Chief Executive Officer.

McDonell added, “We’re fundamentally reimagining how Leslie’s serves customers while creating a more efficient business model. The ‘Price Drop’ initiative, the targeted marketing and our consultative in-store approach is resonating with customers. Leslie’s is growing our active customer file by re-activating lapsed customers and attracting new customers.”

Fiscal Second Quarter Ended April 4, 2026 Results

•
Sales were $184.7 million, an increase of 4.3% compared to $177.1 million in the prior year period. Comparable sales increased 6.6%.
•
Gross profit was $53.3 million, an increase of 21.4% compared to $43.9 million in the prior year period. Gross margin increased to 28.9% compared to 24.8% in the prior year period.
•
Selling, general and administrative expenses (“SG&A”) were $92.2 million compared to $92.3 million in the prior year period. As a percentage of sales, SG&A decreased 220 basis points (“bps”).
•
Non-cash impairment charge of $(1.2) million, comprised of non-cash lease gains due to lease terminations on stores that were closed and impaired during the first quarter of 2026. No impairment charges were recorded in the comparable prior year period.
•
Net loss increased by $1.2 million to $52.5 million compared to $51.3 million in the prior year period.
•
Adjusted net loss was $50.0 million compared to $48.3 million in the prior year period.
•
Diluted loss per share was $5.63 compared to $5.54 in the prior year period. Adjusted diluted loss per share was $5.36 compared to $5.21 the prior year period.
•
Adjusted EBITDA improved $9.2 million from $(36.1) million in the prior year period to $(26.8) million.

Fiscal Six Months Ended April 4, 2026 Results

•
Sales were $331.9 million, a decrease of 5.8% compared to $352.4 million in the prior year period. Comparable sales decreased 4.5%.
•
Gross profit was $80.4 million, a decrease of 12.3% compared to $91.7 million in the prior year period. Gross margin decreased to 24.2% from 26.0% in the prior year.
•
SG&A decreased $1.9 million to $177.9 million compared to $179.7 million in the prior year. As a percentage of sales, SG&A increased 259 bps.
•
Non-cash impairment charge of $9.0 million, comprised of asset write-offs related to the closure of 80 underperforming stores and one distribution center. No impairment charges were recorded in the comparable prior year period.
•
Net loss was $135.5 million compared to $95.9 million in the prior year.
•
Adjusted net loss was $117.5 million compared to $91.2 million in the prior year period.
•
Diluted loss per share was $14.55 compared to $10.36 in the prior year. Adjusted diluted loss per share was $12.62 compared to $9.86 in the prior year.
•
Adjusted EBITDA was $(67.1) million compared to $(65.4) million in the prior year.

Balance Sheet Highlights

•
Capital expenditures totaled $9.5 million in the period ended April 4, 2026 compared to $11.2 million in the period ended March 29, 2025.
•
Cash and cash equivalents totaled $16.9 million as of April 4, 2026, a decrease of $0.4 million, compared to $17.3 million as of March 29, 2025.
•
Inventories totaled $262.4 million as of April 4, 2026, a decrease of $72.7 million or 21.7%, compared to $335.1 million as of March 29, 2025.
•
Total liquidity of $97.1 million from cash on-hand and borrowings available under the credit facility.

Full Year Fiscal 2026 Expectations

The company reiterated its outlook for the full year fiscal 2026.

As is typical of our business, we anticipate generating the majority of our sales and earnings during the second half of the year driven by the seasonal nature of our industry. The guide provided is for the 52-week period of Fiscal Year 2026 and includes the impact on revenue of the store closures noted above as well as the addback of expected costs incurred with these closures.

Sales	$1,100 million to $1,250 million
Adjusted EBITDA	$55 million to $75 million
Capital Expenditures	$20 million to $25 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

The company will host a conference call at 5:00 p.m. Eastern time on May 13, 2026 to discuss the financial results for the second quarter of fiscal 2026 as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential consumers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of approximately 950 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering every single Leslie’s customer with the knowledge, products, and solutions necessary to confidently maintain and thoroughly enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net loss, and Adjusted diluted loss per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net loss, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Loss and Adjusted Diluted Loss per Share

Adjusted net loss and Adjusted diluted loss per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net loss and Adjusted diluted loss per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net loss is defined as net loss adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted loss per share is defined as Adjusted net loss divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, strategic transformation plan, value proposition, dispositions, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “deliver,” “well-positioned,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes, or the timing of our results or outcomes, could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth and cost optimization strategies, including our strategic pricing transformation;
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our expectations regarding our cash resources and cash generation from normal operations;
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supply disruptions or increased costs, including as a result of trade policies, geopolitical conflicts and related impacts on commodity prices;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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our ability to maintain the integrity of our supply chain without disruption;
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our ability to successfully streamline our operations and improve long-term profitability, including through the closure of underperforming U.S. stores;
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competition from mass merchants, online platforms and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, inflationary pressures and changes in trade policies, including tariffs, other trade restrictions or the threat of such actions, and potential tariff refunds), consumer purchasing patterns and cost consciousness, geopolitical events or conflicts (including the ongoing conflict in Ukraine, the conflicts in the Middle East and the related impacts on commodity prices, including the price of oil), and the housing market;
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disruptions in the operations of our manufacturing facilities and distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning environmental, and sustainability matters;

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our ability to timely service, pay off or refinance existing debt and incur additional debt on terms and at rates acceptable to us;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation, including volatility in the price of oil;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to regain and maintain compliance with Nasdaq listing standards;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended October 4, 2025 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes, or the timing of results and outcomes, could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Tom Filandro

Partner, ICR

Lesliesir@icrinc.com

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Month Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$184,744	$177,134	$331,872	$352,362
Cost of merchandise and services sold	131,398	133,188	251,457	260,699
Gross profit	53,346	43,946	80,415	91,663
Selling, general and administrative expenses	92,206	92,325	177,875	179,741
Impairment	(1,174)	—	8,974	—
Operating loss	(37,686)	(48,379)	(106,434)	(88,078)
Interest expense	14,364	15,897	27,900	31,661
Net loss before taxes	(52,050)	(64,276)	(134,334)	(119,739)
Income tax expense (benefit)	447	(12,956)	1,134	(23,855)
Net loss	$(52,497)	$(51,320)	$(135,468)	$(95,884)
Loss per share:
Basic	$(5.63)	$(5.54)	$(14.55)	$(10.36)
Diluted	$(5.63)	$(5.54)	$(14.55)	$(10.36)
Weighted average shares outstanding:
Basic	9,327	9,262	9,312	9,256
Diluted	9,327	9,262	9,312	9,256

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Month Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$(26,819)	$(36,061)	$(67,105)	$(65,379)
Adjusted net loss (2)	$(50,015)	$(48,286)	$(117,520)	$(91,241)
Adjusted diluted loss per share	$(5.36)	$(5.21)	$(12.62)	$(9.86)

(1)
See section titled “GAAP to Non-GAAP Reconciliation”
(2)
The prior period comparative reconciliation has been updated to conform to the current period presentation.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	April 4, 2026	October 4, 2025	March 29, 2025
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$16,919	$64,340	$17,252
Accounts and other receivables, net	22,783	23,217	32,036
Inventories, net	262,358	207,983	335,101
Prepaid expenses and other current assets	38,053	33,249	33,180
Total current assets	340,113	328,789	417,569
Property and equipment, net	80,981	92,544	95,515
Operating lease right-of-use assets	229,052	252,988	250,916
Goodwill and other intangibles, net	29,017	30,732	213,315
Deferred tax assets	—	—	29,132
Other assets	36,297	36,422	36,509
Total assets	$715,460	$741,475	$1,042,956
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$94,242	$51,894	$114,770
Accrued expenses and other current liabilities	70,327	82,447	88,310
Operating lease liabilities	69,817	74,720	64,534
Total current liabilities	234,386	209,061	267,614
Deferred tax liabilities	301	287	—
Operating lease liabilities, noncurrent	167,312	185,076	188,174
Revolving Credit Facility	99,000	—	101,500
Long-term debt, net	752,875	752,055	751,077
Other long-term liabilities	2,912	2,988	4,050
Total liabilities	1,256,786	1,149,467	1,312,415
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 50,000,000 shares authorized and 9,357,972, 9,290,311, and 9,270,082 issued and outstanding as of April 4, 2026, October 4, 2025, and March 29, 2025.	9	9	9
Additional paid-in capital	115,308	113,174	110,621
Retained deficit	(656,643)	(521,175)	(380,089)
Total stockholders’ deficit	(541,326)	(407,992)	(269,459)
Total liabilities and stockholders’ deficit	$715,460	$741,475	$1,042,956

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Six Month Ended
	April 4, 2026	March 29, 2025
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(135,468)	$(95,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,400	16,508
Equity-based compensation	2,138	3,623
Amortization of deferred financing costs and debt discounts	1,118	1,078
Impairment	8,974	—
Inventory impairment	5,512	—
Provision for credit losses	93	205
Deferred income taxes	14	(24,964)
Loss on asset dispositions	63	98
Changes in operating assets and liabilities:
Accounts and other receivables	341	13,226
Inventories, net	(59,887)	(100,818)
Prepaid expenses and other current assets	(4,867)	999
Other assets	(28)	3,011
Accounts payable	42,348	47,148
Accrued expenses and other current liabilities	(9,924)	(17,268)
Income taxes payable	—	(1,127)
Operating lease assets and liabilities, net	(2,380)	(144)
Net cash used in operating activities	(136,553)	(154,309)
Investing Activities
Purchases of property and equipment	(9,530)	(11,211)
Proceeds from asset dispositions	26	86
Net cash used in investing activities	(9,504)	(11,125)
Financing Activities
Borrowings on revolving credit facility	102,000	119,500
Payments on revolving credit facility	(3,000)	(18,000)
Repayment of long-term debt	—	(27,025)
Payments on finance leases	(215)	(245)
Payment of deferred financing costs	(145)	—
Payments of employee tax withholdings related to restricted stock vesting	(4)	(49)
Net cash provided by financing activities	98,636	74,181
Net decrease in cash and cash equivalents	(47,421)	(91,253)
Cash and cash equivalents, beginning of period	64,340	108,505
Cash and cash equivalents, end of period	$16,919	$17,252
Supplemental Information:
Cash paid for interest	$27,012	$26,389
Cash paid for income taxes, net of refunds received	185	3,162

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended		Six Month Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net loss	$(52,497)	$(51,320)	$(135,468)	$(95,884)
Interest expense	14,364	15,897	27,900	31,661
Income tax expense (benefit)	447	(12,956)	1,134	(23,855)
Impairment (1)	(2,033)	—	14,486	—
Depreciation and amortization expense (2)	7,560	8,271	15,400	16,508
Equity-based compensation expense (3)	1,023	1,920	2,142	3,661
Strategic project costs (4)	3,831	607	6,606	779
Executive transition costs and other (5)	486	1,520	695	1,751
Adjusted EBITDA	$(26,819)	$(36,061)	$(67,105)	$(65,379)

	Three Months Ended		Six Month Ended
	April 4, 2026	March 29, 2025	April 4, 2026	March 29, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net loss	$(52,497)	$(51,320)	$(135,468)	$(95,884)
Impairment (1)	(2,033)	—	14,486	—
Equity-based compensation expense (3)	1,023	1,920	2,142	3,661
Strategic project costs (4)	3,831	607	6,606	779
Executive transition costs and other (5)	486	1,520	695	1,751
Tax effects of these adjustments (6)	(825)	(1,013)	(5,981)	(1,548)
Adjusted net loss (7)	$(50,015)	$(48,286)	$(117,520)	$(91,241)

Diluted loss per share	$(5.63)	$(5.54)	$(14.55)	$(10.36)
Adjusted diluted loss per share	$(5.36)	$(5.21)	$(12.62)	$(9.86)
Weighted average shares outstanding
Basic	9,327	9,262	9,312	9,256
Diluted	9,327	9,262	9,312	9,256

(1)
Represents non-cash charges related asset write offs for certain underperforming stores and certain inventory related to the store and distribution center closings.
(2)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. Also included are costs related to the closure of the 80 stores and one distribution center announced, and substantially completed, in the first quarter of 2026. These items are reported in SG&A in our consolidated statements of operations.
(5)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our consolidated statements of operations.
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense (benefit) in our consolidated statements of operations. The prior period amounts have been corrected for an immaterial error reported for the three and six months ended March 29, 2025.
(7)
The prior period comparative reconciliation has been updated to conform to the current period presentation.